EXHIBIT 99.1

STEEL PARTNERS HOLDINGS L.P.
Unaudited Pro Forma Condensed Consolidated Financial Information

On January 22, 2015, Handy & Harman Ltd. ("HNH"), a subsidiary of Steel Partners Holdings L.P., (SPLP), completed the previously announced sale of Arlon LLC ("Arlon") to Rogers Corporation ("Rogers") for $157 million in cash. The operations of Arlon were reported within SPLP's Diversified Industrial segment and comprised substantially all of HNH's former Arlon Electronic Materials business, which manufactured high performance materials for the printed circuit board industry and silicone rubber-based materials. The following unaudited pro forma condensed consolidated financial statements of SPLP are being presented to give effect to the disposition of Arlon.

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The unaudited pro forma condensed consolidated balance sheet of SPLP as of September 30, 2014 was prepared as if the disposition of Arlon occurred as of September 30, 2014 and the pro forma adjustments give effect to events that are directly attributable to the transaction, regardless if they have a continuing impact or are nonrecurring.

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The unaudited pro forma condensed consolidated income statements of SPLP for the nine months ended September 30, 2014 and the years ended December 31, 2013, 2012 and 2011 reflect the removal of Arlon's historical results from continuing operations and were prepared as if the disposition of Arlon had occurred on January 1, 2013. The pro forma adjustments give effect to events that are directly attributable to the transaction and have a continuing impact on the results of operations of SPLP.

These unaudited pro forma condensed consolidated financial statements of SPLP are derived from the audited and unaudited consolidated financial statements of SPLP included in its Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. The pro forma adjustments are based on factually supportable available information and certain assumptions that management believes are reasonable.

These unaudited pro forma condensed consolidated statements do not purport to represent what the results of operations or financial position of SPLP would actually have been had the transaction occurred on the dates noted above, or to project the results of operations or financial position of HNH for any future periods. In the opinion of management, all necessary adjustments to the unaudited pro forma financial information have been made.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the related notes to these financial statements and with Management’s Discussion and Analysis of Financial Condition and the historical financial statements and related notes thereto of SPLP included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Beginning with SPLP's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, Arlon's historical financial results for periods prior to the sale will be reflected in SPLP's consolidated financial statements within discontinued operations.

STEEL PARTNERS HOLDINGS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2014

(in thousands)	(A) Historical SPLP	(B) Arlon Operations		Pro Forma Adjustments		Pro Forma SPLP
ASSETS
Current assets:
Cash and cash equivalents	$164,074	$—		$—		$164,074
Restricted cash	44,723	—		—		44,723
Marketable securities	169,635	—		—		169,635
Trade and other receivables (net of allowance for doubtful accounts of $1,981)	127,349	(16,772)		—		110,577
Receivable from related parties	931	—		—		931
Loans receivable, net	47,051	—		—		47,051
Inventories, net	76,499	(8,623)		—		67,876
Deferred tax assets - current	22,291	(1,241)		(18,600)	(C)	2,450
Prepaid and other current assets	17,291	(734)		—		16,557
Assets of discontinued operations	3,172	—		—		3,172
Total current assets	673,016	(27,370)		(18,600)		627,046
Long-term loans receivable, net	63,428	—		—		63,428
Goodwill	93,995	(6,582)		—		87,413
Intangible assets, net	136,392	(14,502)		—		121,890
Deferred tax assets - non-current	25,014	7,974		—		32,988
Other non-current assets	47,579	280		—		47,859
Property, plant and equipment, net	212,427	(28,055)		—		184,372
Long-term investments	298,885	—		—		298,885
Total Assets	$1,550,736	$(68,255)		$(18,600)		$1,463,881
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$53,349	$(6,439)		$—		$46,910
Accrued liabilities	46,933	(4,021)		(190)	(D)	42,722
Financial instruments	44,723	—		—		44,723
Deposits	86,530	—		—		86,530
Payable to related parties	873	—		—		873
Short-term debt	629	—		—		629
Current portion of long-term debt	13,566	—		—		13,566
Deferred tax liabilities - current	3,096	—		—		3,096
Other current liabilities	6,852	—		—		6,852
Liabilities of discontinued operations	1,007	—		—		1,007
Total current liabilities	257,558	(10,460)		(190)		246,908
Long-term deposits	57,420	—				57,420
Long-term debt	323,330	—		(145,695)	(E)	177,635
Accrued pension liability	124,522	(997)		—		123,525
Deferred tax liabilities - non-current	5,252	—		—		5,252
Other liabilities	12,757	(726)		—		12,031
Total Liabilities	780,839	(12,183)		(145,885)		622,771
Commitments and Contingencies	—	—		—		—
Capital:
Partners’ capital common units: 27,711,201 issued and outstanding (after deducting 8,800,330 held in treasury, at cost of $135,694)	510,655	(56,214)	(F)	127,285	(F)	581,726
Accumulated other comprehensive income	41,922	142		—		42,064
Total Partners’ Capital	552,577	(56,072)		127,285		623,790
Noncontrolling interests in consolidated entities	217,320	—		—		217,320
Total Capital	769,897	(56,072)		127,285		841,110
Total Liabilities and Capital	$1,550,736	$(68,255)		$(18,600)		$1,463,881

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

STEEL PARTNERS HOLDINGS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(in thousands except per common unit data)	(A) Historical SPLP	(B) Arlon Operations	Pro Forma Adjustments		Pro Forma SPLP
Revenue
Diversified industrial net sales	$546,040	$(77,483)	$—		$468,557
Energy net sales	155,666	—	—		155,666
Financial services revenue	24,298	—	—		24,298
Investment and other income	1,215	—	—		1,215
Net investment gains	647	—	—		647
Total revenue	727,866	(77,483)	—		650,383

Costs and expenses
Cost of goods sold	502,594	(52,716)	—		449,878
Selling, general and administrative expenses	153,752	(11,413)	(397)	(D)	141,942
Impairment charges	1,224	—	—		1,224
Finance interest expense	569	—	—		569
Recovery of loan losses	(52)	—	—		(52)
Interest expense	4,162	(28)	—		4,134
Realized and unrealized gain on derivatives	(854)	—	—		(854)
Other income, net	(2,227)	25	—		(2,202)
Total costs and expenses	659,168	(64,132)	(397)		594,639
Income from continuing operations before income taxes and equity method income (loss)	68,698	(13,351)	397		55,744
Income tax provision (benefit)	23,831	(4,713)	159	(G)	19,277

Income (Loss) from equity method investments and investments held at fair value:
Loss of associated companies, net of taxes	(3,328)	—	—		(3,328)
Income from other investments - related party	2,086	—	—		2,086
Loss from investments held at fair value	(13,226)	—	—		(13,226)
Net income from continuing operations	$30,399	$(8,638)	$238		$21,999

Net income per common unit - basic and diluted:
Net income from continuing operations	$0.38				$0.21

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

STEEL PARTNERS HOLDINGS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands except per common unit data)	(H) Historical SPLP	(B) Arlon Operations	Pro Forma SPLP
Revenue
Diversified industrial net sales	$655,224	$(84,060)	$571,164
Energy net sales	120,029		120,029
Financial services revenue	28,185		28,185
Investment and other income	665		665
Net investment gains	1,071		1,071
Total revenue	805,174	(84,060)	721,114

Costs and expenses
Cost of goods sold	556,374	(59,617)	496,757
Selling, general and administrative expenses	216,092	(13,971)	202,121
Impairment charges	2,689		2,689
Finance interest expense	698		698
Recovery of loan losses	(80)		(80)
Interest expense	5,786	(43)	5,743
Realized and unrealized gain on derivatives	(1,195)		(1,195)
Other income, net	(2,093)	(51)	(2,144)
Total costs and expenses	778,271	(73,682)	704,589

Income from continuing operations before income taxes and equity method income (loss)	26,903	(10,378)	16,525
Income tax provision	10,244	(3,767)	6,477

Income (Loss) from equity method investments and investments held at fair value:
Income of associated companies, net of taxes	27,786		27,786
Loss from other investments - related party	(271)		(271)
Income from investments held at fair value	811		811
Net income from continuing operations	$44,985	$(6,611)	$38,374

Net income per common unit - basic:
Net income from continuing operations	$0.63		$0.51

Net income per common unit - diluted:
Net income from continuing operations	$0.61		$0.49

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

STEEL PARTNERS HOLDINGS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012

(in thousands except per common unit data)	(H) Historical SPLP	(B) Arlon Operations	Pro Forma SPLP
Revenue
Diversified industrial net sales	$579,528	$(80,815)	$498,713
Energy net sales	92,834		92,834
Financial services revenue	21,155		21,155
Investment and other income	2,347		2,347
Net investment gains	15,722		15,722
Total revenue	711,586	(80,815)	630,771

Costs and expenses
Cost of goods sold	470,885	(54,234)	416,651
Selling, general and administrative expenses	169,776	(14,254)	155,522
Impairment charges	1,602		1,602
Finance interest expense	1,176		1,176
Recovery of loan losses	(415)		(415)
Interest expense	13,429	(31)	13,398
Realized and unrealized gain on derivatives	(1,352)		(1,352)
Deferred fee liability to related party - increase	11,448		11,448
Other expenses, net	609	(5)	604
Total costs and expenses	667,158	(68,524)	598,634
Income from continuing operations before income taxes and equity method income (loss)	44,428	(12,291)	32,137
Income tax provision	16,833	(3,712)	13,121

Income (Loss) from equity method investments and investments held at fair value:
Income of associated companies, net of taxes	14,204		14,204
Loss from other investments - related party	(8,329)		(8,329)
Income from investments held at fair value	18,967		18,967
Net income from continuing operations	$52,437	$(8,579)	$43,858

Net income per common unit - basic:
Net income from continuing operations	$1.17		$1.02

Net income per common unit - diluted:
Net income from continuing operations	$1.17		$1.02

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

STEEL PARTNERS HOLDINGS L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands except per common unit data)	(H) Historical SPLP	(B) Arlon Operations	Pro Forma SPLP
Revenue
Diversified industrial net sales	$579,764	$(81,282)	$498,482
Energy net sales	32,984		32,984
Financial services revenue	14,921		14,921
Investment and other income	867		867
Net investment losses	(4,352)		(4,352)
Total revenue	624,184	(81,282)	542,902
Costs and expenses
Cost of goods sold	440,965	(58,195)	382,770
Selling, general and administrative expenses	137,797	(13,172)	124,625
Impairment charges	1,505		1,505
Finance interest expense	1,571		1,571
Provision for loan losses	8		8
Interest expense	12,424	(79)	12,345
Realized and unrealized loss on derivatives	397		397
Deferred fee liability to related party - decrease	(6,107)		(6,107)
Other income, net	(7,808)	7	(7,801)
Total costs and expenses	580,752	(71,439)	509,313

Income from continuing operations before income taxes and equity method income (loss)	43,432	(9,843)	33,589
Income tax benefit	(64,968)	(2,618)	(67,586)
Loss from equity method investments and investments held at fair value:
Loss of associated companies, net of taxes	(13,823)		(13,823)
Loss from other investments - related party	(15,743)		(15,743)
Loss from investments held at fair value	(183)		(183)
Net income from continuing operations	$78,651	$(7,225)	$71,426

Net income per common unit - basic:
Net income from continuing operations	$1.35		$1.19

Net income per common unit - diluted:
Net income from continuing operations	$0.94		$0.81

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

STEEL PARTNERS HOLDINGS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)

(A)	Represents the unaudited consolidated balance sheet as of September 30, 2014 and the unaudited consolidated income statement for the nine months ended September 30, 2014 reported in SPLP's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014.

(B)	Reflects the elimination of the assets and liabilities and results of operations of Arlon in accordance with Accounting Standards Codification 205-20, Discontinued Operations.

(C)	Reflects the utilization of $20,600 of HNH's U.S. federal net operating tax loss carryforwards in connection with the taxable gain on the sale of Arlon. The tax provision on the sale of Arlon is expected to total approximately $16,867, including the write-off of net current and non-current deferred tax assets (liabilities) totaling $1,241 and ($7,974), respectively, associated with the operations of Arlon and $5,000 in currently payable taxes. The unaudited pro forma condensed consolidated balance sheet assumes all cash taxes payable associated with the sale of Arlon were paid as of September 30, 2014.

(D)	Represents the elimination of one-time transaction costs associated with the sale of Arlon accrued ($190) as of September 30, 2014 and expensed ($397) by HNH during the nine months ended September 30, 2014. No similar adjustments are required for the years ended December 31, 2013, 2012 or 2011. The unaudited pro forma condensed consolidated balance sheet assumes all cash transaction costs, which include the broker's commission and other closing-related costs and exclude the non-cash stock-based compensation charges discussed below, associated with the sale of Arlon were paid as of September 30, 2014.

(E)	Represents the net cash proceeds, assuming payment of all cash taxes payable and one-time cash transaction costs, expected to be received in connection with the sale of Arlon. HNH is required to utilize the net cash proceeds to pay down amounts outstanding under its senior secured revolving credit facility. The amount of long-term debt to be repaid is comprised of the following:

Proceeds from the sale of Arlon	$157,000
Reduction in sale proceeds for certain Indebtedness, as defined in the stock purchase agreement	(2,052)
One-time cash transaction costs, excluding amounts paid prior to September 30, 2014	(4,253)
Estimated cash taxes payable associated with the sale of Arlon	(5,000)
Total repayment of long-term debt	$145,695

(F)	Net adjustments to Partners' Capital in connection with the sale of Arlon are comprised of the following:

Proceeds from the sale of Arlon	$157,000
Reduction in sale proceeds for certain Indebtedness, as defined in the stock purchase agreement	(2,052)
One-time transaction costs, including the acceleration of restricted stock options	(4,322)
Book value of Arlon net assets transferred to Rogers, excluding deferred taxes	(62,805)
Estimated tax expense associated with the sale of Arlon	(16,867)
Reclassification of accumulated other comprehensive loss to income	(142)
Estimated impact of the acceleration of unvested restricted stock grants	259
Total adjustments to Partners' Capital	$71,071

(G)	Represents the tax effect of the elimination of one-time transaction costs associated with the sale of Arlon recorded by HNH during the nine months ended September 30, 2014 using HNH's effective tax rate for the period.

(H)	Represents the consolidated income statements for the years ended December 31, 2013, 2012 and 2011 reported in SPLP's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.